SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the registrant(s)          / X /

Filed by a party other than the registrant / /

Check the appropriate box:

/ /     Preliminary proxy statement

/X/     Definitive proxy statement

/ /     Definitive additional materials

/ /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

OPPENHEIMER SENIOR FLOATING RATE FUND

------------------------------------------------------------
(Name of Registrant(s) as Specified in Its Charter)

SAME AS ABOVE

------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ X /     No Fee Requred

/ /     Fee Computed on table below per Exchange Act Rules 14a

-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

(4)     Proposed maximum aggregate value of transaction:

/ /     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, schedule or registration statement no.:

(3)     Filing Party:

(4)     Date Filed:

--------------------

OPPENHEIMER SENIOR FLOATING RATE FUND

Notice of Special Meeting of Shareholders

to be held on May 21, 2010

Notice is hereby given that Oppenheimer Senior Floating Rate Fund (the “Fund”) will hold a Special Meeting of Shareholders on May 21, 2010, at 1:00 p.m., Mountain Time, as may be adjourned from time-to-time at the Fund’s offices at 6803 South Tucson Way, Centennial, Colorado 80112 (the “Meeting”).

Shareholders will be asked to vote on the following proposals:

PROPOSAL 1: To elect ten Trustees for the Fund.

PROPOSAL 2: To approve the conversion of the Fund from a closed-end investment company to an open-end investment company (the “Conversion”), including in connection therewith the elimination of certain fundamental investment policies regarding quarterly repurchases.

     Any shareholder who owned shares of the Fund at the close of business on February 26, 2010 (the “Record Date”) will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment or postponement of the Meeting. Please read the full text of the enclosed Proxy Statement dated April 1, 2010, for a complete understanding of the proposal.

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE PROMPTLY.
PLEASE HELP THE FUND AVOID THE EXPENSES OF ADDITIONAL SOLICITATIONS BY VOTING TODAY.

Dated: April 1, 2010

By Order of the Board of Trustees
Robert G. Zack, Secretary

OPPENHEIMER SENIOR FLOATING RATE FUND

PROXY STATEMENT
(dated April 1, 2010)

SPECIAL MEETING OF SHAREHOLDERS

to be held on May 21, 2010

The Board of Trustees for Oppenheimer Senior Floating Rate Fund (the “Fund”) has sent you this Proxy Statement to solicit your vote on the proposals described in this Proxy Statement. The Fund will hold a Special Meeting of Shareholders on May 21, 2010 at 1:00 p.m. Mountain Time, as may be adjourned from time to time, at the Fund’s offices at 6803 South Tucson Way, Centennial, Colorado 80112 (the “Meeting”).

Any shareholder who owned shares of the Fund on February 26, 2010 (the “Record Date”) will receive notice of the Meeting and will be entitled to vote at the meeting or any adjournment or postponement of the meeting.

You should read the entire Proxy Statement before voting. Please call us at 1-800-331-5908 if you have any questions. The Fund expects to first send the Notice of Special Meeting, this Proxy Statement and proxy ballot to shareholders on or about April 9, 2010.

The Fund is required by federal law to file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains information about the Funds (www.sec.gov ). You can inspect and copy the proxy material, reports and other information at the Public Reference Branch, Office of Consumer Affairs and Information Services of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

The Annual Report to Shareholders of the Fund, including financial statements of the Fund, has previously been sent to shareholders. Upon request, the Fund’s most recent annual and semi-annual reports are available at no cost. To request a report, please visit our website at www.oppenheimerfunds.com , call 1-800-225-5677 (1-800-CALL-OPP), or write to OppenheimerFunds Services, P.O. Box 5270, Denver, Colorado 80217-5270.

INFORMATION ABOUT THE MEETING

A. On what matters am I being asked to vote?

You are being asked to vote on the election of the Trustees for the Fund. You are also being asked approve a proposal to convert the Fund from a closed-end to an open-end investment company (the “Conversion”). In connection with the Conversion, the Fund’s fundamental investment policies regarding quarterly repurchases will be eliminated. You are also being asked to vote on any other business that may properly come before the shareholders of the Fund.

B. Why am I being asked to elect ten Trustees for the Fund?

Section 16(a) of the Investment Company Act requires that at least a majority of the Fund’s Trustees be elected by the shareholders. In addition, new Trustees cannot be appointed by the existing Trustees to fill vacancies created by retirements, resignations or an expansion of the Board unless, after those appointments, at least two-thirds of the Trustees have been elected by shareholders.

     The Fund’s Board currently consists of ten Trustees. All of the Trustees, except Mr. Glavin and Mr. Grabish, were elected to the Board by shareholders. Mr. Grabish was appointed as a member of the Board by the Board in 2001 and Mr. Glavin was appointed by the Board in 2009.

The current composition of the Board meets the regulatory requirements described above. However, approval by shareholders of this proposal would give the Board additional flexibility to appoint one or more Trustees in the future while assuring compliance with these requirements.

C. How will the Conversion affect me as a shareholder?

Upon the consummation of the Conversion, you will continue to own the same number and class of shares of the Fund as you owned on the date of the Conversion (the “Conversion Date”) immediately before it occurs.  After the Conversion, shareholders will generally retain the ability to purchase new shares of the Fund at net asset value, less applicable sales charge, through the Fund’s underwriter or through selected financial intermediaries.  If the financial intermediary is a broker-dealer, the financial intermediary will have a signed dealer agreement with the Fund’s underwriter.  Currently, the Fund does not offer to redeem its shares daily.  Instead, the Fund makes quarterly tender offers to repurchase a portion of its shares.  If the Conversion is approved, you will also have the right to redeem your shares at net asset value, less applicable sales charge, (i.e., sell your shares back to the Fund at their then current net asset value, less applicable sales charge, per share) on any day on which the New York Stock Exchange is open for trading, subject to any applicable deferred sales charge fee (see discussion below).

D. Why is the Fund asking shareholders to approve the Conversion?

The Fund’s Board of Trustees (the “Board”) has unanimously approved the Conversion. However, the Conversion cannot occur unless and until it has been approved by a “majority of the outstanding voting securities” of the Fund as defined in the Investment Company Act of 1940 (the “Investment Company Act”). A “majority of the outstanding voting securities” means the lesser of (1) 67% or more of the shares of the Fund that are present at the special meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund.

E.Why did the Board approve the Conversion?

The Board, in consultation with outside legal counsel and the Fund’s investment adviser, OppenheimerFunds, Inc. (the “Manager”), examined a number of factors before unanimously approving the Conversion including, without limitation, factors related to the Fund’s size, historical and potential purchase and repurchase activity in Fund shares, the Fund’s investment objective and strategy, the liquidity of the market for senior floating rate securities in which the Fund invests and the prospects of remaining closed-end versus converting to an open-end investment company.  After considering the alternatives, the Board determined that it was in the best interests of the Fund and its shareholders to convert the Fund to an open-end investment company, commonly referred to as a mutual fund.  Details regarding the Board’s considerations and recommendations with respect to the Conversion appear later in this Proxy Statement.

F. How will the Fund be managed after the Conversion?

The Fund’s investment objective and core investment strategy will not change following the Conversion. However, the Manager may have to make adjustments in the Fund’s typical positions in cash and liquid investments order to meet potential requests to sell shares back to the Fund for the then current net asset value.

G. Will the Fund have the same investment adviser and portfolio managers after the Conversion?

Yes, the Manager (which has been the Fund’s investment adviser since its inception in September 1999) will remain the Fund’s investment adviser, and Joseph Welsh and Margaret Hui will continue to serve as the Fund’s portfolio managers.

H. How will the Conversion affect the Fund's expenses?

The Board does not expect the Conversion to materially increase the Fund’s expenses. Advisory fees, Transfer Agent fees, Custodian fees and other costs are expected to remain the same. The Fund’s expense ratio for the fiscal year ended July 31, 2009 was 1.76% for Class A shares, 2.40% for Class B shares, 2.24% for Class C shares and 1.58% for Class Y shares.  While there can be no guarantees, the Board believes that, while open-ending may add costs in the short term, the Fund may experience cost savings over the long-term.  The Fund's ongoing expenses, including the advisory fees, transfer agent fees, and custodian fees, will not change as a result of converting to an open-end fund. As a result, assuming that the Fund’s assets do not decline significantly after the Conversion, the Board does not expect the Fund’s expenses or expense ratio to increase significantly.  Even if assets of the Fund decline or expenses experience an unexpected increase, the Fund’s Board does not expect the Fund’s expense ratio to increase significantly.

I. What will be the federal income tax consequences of the Conversion?

Neither the Fund nor its shareholders will realize any gain or loss for federal income tax purposes as a result of the Conversion, and the Conversion will not affect a shareholder’s holding period(s) or adjusted tax basis in shares of the Fund.  In addition, the Fund has accumulated a significant amount of capital loss carryforwards which will continue to be available to offset capital gains incurred by the Fund after the Conversion.

J. If the Conversion is approved, what is the timetable for the Conversion?

If approved, the Conversion is expected to occur on or about June 25, 2010. However, the Conversion will not occur until a registration statement on Form N-1A for the Fund becomes effective with the U.S. Securities and Exchange Commission.

K. When will the Shareholder Meeting be held?

The Meeting will be held on May 21, 2010, at 1:00 P.M., Mountain Time, and may be adjourned if the necessary quorum to transact business or the vote required to approve the Proposal for the Fund is not obtained at the Meeting.

L. Will the Fund’s Trustees (or the Nominees) attend the Shareholder Meeting?

No. The Trustees also (the Nominees) are not required to attend the Meeting and they do not plan to attend the Meeting.

M. How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy ballot(s), and mailing the proxy ballot(s) in the enclosed postage paid envelope. You also may vote your shares via the Internet or by telephone by following the instructions on the attached proxy ballot(s) and accompanying materials.

N. How can I revoke my proxy?

Your proxy, whether given in writing, by telephone or via the Internet, is revocable at any time before it is voted as described below under the paragraph titled “Revoking a Proxy.”

O. Proxy Statement Costs.

The cost of preparing, printing and mailing the proxy ballot, notice of meeting, and this Proxy Statement and all other costs incurred with the solicitation of proxies will be paid by the Fund.

P.     Whom do I call if I have questions?

If you need assistance, or have any questions regarding the Proposals or how to vote your shares, please call 1-800-331-5908.

PROPOSAL 1: TO ELECT TEN TRUSTEES

The ten individuals named in the table further below (the “Nominees”) have been nominated for election as Trustees of the Fund. The Nominees already serve as Trustees of the Fund so election of the Nominees will not result in any changes to the composition of the Board. The Nominees will serve indefinite terms as Trustees until their resignation, retirement, death or removal or until their respective successors are duly elected and qualified.

Section 16(a) of the Investment Company Act requires that at least a majority of trustees be elected by shareholders. In addition, new trustees cannot be appointed by existing trustees to fill vacancies created by retirements, resignations or an expansion of the board unless, after those appointments, at least 66.67% of the trustees have been elected by shareholders. The current composition of the Board meets the regulatory requirements described above. However, approval by shareholders of this proposal would give the Board additional flexibility to appoint one or more Trustees in the future without having to seek shareholder approval while assuring compliance with these requirements and avoiding the Fund from incurring additional expenses of a shareholder meeting.

What Factors did the Board Consider in Selecting the Nominees?

The Board’s Governance Committee also serves as nominating committee for the Fund. After due considerations, the members of the Governance Committee, each of whom is an Independent Trustee, nominated the Trustees and recommended to shareholders the election of the Nominees. In making the recommendation, the Board and Governance Committee took into consideration a number of factors, including the knowledge, background, and experience of the Nominees in overseeing the fund.

If shareholders approve the election of the Nominees as Trustees, the Fund will continue to be overseen by the same individuals who currently constitute the Board. The Board is responsible for protecting the interests of shareholders. The Trustees meet periodically throughout the year to oversee the Fund’s activities, review its performance and review the actions of the Manager which is responsible for the Fund’s day-to-day operations. The Board met in person 5 times, and by telephone conference 3 additional times, during the calendar year ended December 31, 2009. During that same period, each Nominee was present for at least 75% of the aggregate number of meetings of the Board and committees on which he served.

The persons named as attorneys-in-fact in the enclosed proxy have advised the Fund that, unless a proxy ballot instructs them to withhold authority to vote for all listed Nominees or any individual Nominee, all validly executed proxies will be voted for the election of all the Nominees as Trustees of the Fund. If a Nominee should be unable to accept election, serve his or her term or resign, the Board may, in its discretion and subject to the Investment Company Act, select another person to fill the vacant position. Each Nominee has consented to be named as such in this Proxy Statement and to serve as a Trustee if elected.

The Fund is not required and does not intend to hold annual shareholder meetings for the purpose of electing Trustees. Although the Fund does not intend to hold annual shareholder meetings, it may hold shareholder meetings from time to time on important matters. shareholders also have the right to call a meeting to remove a Trustee or to take other action as described in the Fund’s organizing documents. If at any time, less than a majority of the Trustees holding office has been elected by the shareholders of the Fund, the Trustees then in office will promptly call a shareholders’ meeting for the purpose of electing Trustees to the Fund.

Except for Mr. Glavin, the Nominees are not “interested persons” of the Fund, as defined in the Investment Company Act (an “Independent Trustee”). The Nominees, their positions with the Board and length of service in such positions as well as their principal occupations and business affiliations during the past five years are listed below. The address of each Nominee for Independent Trustee is 6803 S. Tucson Way, Centennial, CO 80112-3924. The address of Mr. Glavin (Nominee for Interested Trustee) is Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008.

Nominees for Independent Trustees

Name, Position(s) Held with the Proposed Board, Length of Service, Age	Principal Occupation(s) During Past 5 Years; Other Trusteeships/Directorships Held by Trustee; Number of Portfolios in Fund Complex Overseen by Trustee if elected at the Meeting
William L. Armstrong, Chairman of the Board since 2003 and Trustee since 1999 Age: 72

President, Colorado Christian University (since 2006); Chairman, Cherry Creek Mortgage Company (since 1991), Chairman, Centennial State Mortgage Company (since 1994), Chairman, The El Paso Mortgage Company (since 1993); Chairman, Ambassador Media Corporation (since 1984); Chairman, Broadway Ventures (since 1984); Director of Helmerich & Payne, Inc. (oil and gas drilling/production company) (since 1992), former Director of Campus Crusade for Christ (non-profit) (1991-2008); former Director, The Lynde and Harry Bradley Foundation, Inc. (non-profit organization) (2002-2006); former Chairman of: Transland Financial Services, Inc. (private mortgage banking company) (1997-2003), Great Frontier Insurance (1995-2000), Frontier Real Estate, Inc. (residential real estate brokerage) (1994-2000) and Frontier Title (title insurance agency) (1995-2000); former Director of the following: UNUMProvident (insurance company) (1991-2004), Storage Technology Corporation (computer equipment company) (1991-2003) and International Family Entertainment (television channel) (1992-1997); U.S. Senator (January 1979-January 1991). Oversees 35 portfolios in the OppenheimerFunds complex.

George C. Bowen, Trustee since 1999 Age: 73

Assistant Secretary and Director of Centennial Asset Management Corporation (December 1991-April 1999); President, Treasurer and Director of Centennial Capital Corporation (June 1989-April 1999); Chief Executive Officer and Director of MultiSource Services, Inc. (March 1996-April 1999); Mr. Bowen held several positions with the Manager and with subsidiary or affiliated companies of the Manager (September 1987-April 1999). Oversees 35 portfolios in the OppenheimerFunds complex.

Edward L. Cameron, Trustee since 1999 Age: 71

Member of The Life Guard of Mount Vernon (George Washington historical site) (June 2000 – June 2006); Partner of PricewaterhouseCoopers LLP (accounting firm) (July 1974-June 1999); Chairman of Price Waterhouse LLP Global Investment Management Industry Services Group (accounting firm) (July 1994-June 1998). Oversees 35 portfolios in the OppenheimerFunds complex.

Jon S. Fossel, Trustee since 1999 Age: 67

Chairman of the Board (since 2006) and Director (since June 2002) of UNUMProvident (insurance company); Director of Northwestern Energy Corp. (public utility corporation) (since November 2004); Director of P.R. Pharmaceuticals (October 1999-October 2003); Director of Rocky Mountain Elk Foundation (non-profit organization) (February 1998-February 2003 and February 2005-February 2007); Chairman and Director (until October 1996) and President and Chief Executive Officer (until October 1995) of the Manager; President, Chief Executive Officer and Director of the following: Oppenheimer Acquisition Corp. (“OAC”) (parent holding company of the Manager), Shareholders Services, Inc. and Shareholder Financial Services, Inc. (until October 1995). Oversees 35 portfolios in the OppenheimerFunds complex.

Sam Freedman, Trustee since 1999 Age: 69

Director of Colorado Uplift (charitable organization) (since September 1984). Mr. Freedman held several positions with the Manager and with subsidiary or affiliated companies of the Manager (until October 1994). Oversees 35 portfolios in the OppenheimerFunds complex.

Richard F. Grabish, Trustee since 2001 Age: 61

Formerly Senior Vice President and Assistant Director of Sales and Marketing (March 1997-December 2007), Director (March 1987-December 2007) and Manager of Private Client Services (June 1985-June 2005) of A.G. Edwards & Sons, Inc. (broker/dealer and investment firm); Chairman and Chief Executive Officer of A.G. Edwards Trust Company, FSB (March 2001-December 2007); President and Vice Chairman of A.G. Edwards Trust Company, FSB (investment adviser) (April 1987-March 2001); President of A.G. Edwards Trust Company, FSB (investment adviser) (June 2005-December 2007). Oversees 16 portfolios in the OppenheimerFunds complex.

Beverly L. Hamilton, Trustee since 2005 Age: 63

Trustee of Monterey Institute for International Studies (educational organization) (since February 2000); Board Member of Middlebury College (educational organization) (since December 2005); Chairman (since 2010) of American Funds’ Emerging Markets Growth Fund, Inc. (mutual fund); Director of The California Endowment (philanthropic organization) (April 2002-April 2008); Director (February 2002-2005) and Chairman of Trustees (2006-2007) of the Community Hospital of Monterey Peninsula; Director (October 1991-2005); Vice Chairman (2006-2009) of American Funds’ Emerging Markets Growth Fund, Inc. (mutual fund); President of ARCO Investment Management Company (February 1991-April 2000); Member of the investment committees of The Rockefeller Foundation (2001-2006) and The University of Michigan (since 2000); Advisor at Credit Suisse First Boston’s Sprout venture capital unit (venture capital fund) (1994-January 2005); Trustee of MassMutual Institutional Funds (investment company) (1996-June 2004); Trustee of MML Series Investment Fund (investment company) (April 1989-June 2004); Member of the investment committee of Hartford Hospital (2000-2003); and Advisor to Unilever (Holland) pension fund (2000-2003). Oversees 35 portfolios in the OppenheimerFunds complex.

Robert J. Malone, Trustee since 2005 Age: 65

Board of Directors of Opera Colorado Foundation (non-profit organization) (since March 2008); Director of Jones Knowledge, Inc. (since 2006); Director of Jones International University (educational organization) (since August 2005); Chairman, Chief Executive Officer and Director of Steele Street Bank & Trust (commercial banking) (since August 2003); Director of Colorado UpLIFT (charitable organization) (since 1986); Trustee of the Gallagher Family Foundation (non-profit organization) (since 2000); Former Chairman of U.S. Bank-Colorado (subsidiary of U.S. Bancorp and formerly Colorado National Bank) (July 1996-April 1999); Director of Commercial Assets, Inc. (real estate investment trust) (1993-2000); Director of Jones Knowledge, Inc. (2001-July 2004); and Director of U.S. Exploration, Inc. (oil and gas exploration) (1997-February 2004). Oversees 38 portfolios in the OppenheimerFunds complex.

F. William Marshall, Jr., Trustee since 2000 Age: 67

Trustee Emeritas of Worcester Polytech Institute (WPI) (private university) (since 2009); Trustee of MassMutual Select Funds (formerly MassMutual Institutional Funds) (investment company) (since 1996) and MML Series Investment Fund (investment company) (since 1996); President and Treasurer of the SIS Funds (private charitable fund) (since January 1999); Former Trustee of WPI (1985-2008); Former Chairman of the Board (2004-2006) and Former Chairman of the Investment Committee of WPI (1994-2008); Chairman of SIS & Family Bank, F.S.B. (formerly SIS Bank) (commercial bank) (January 1999-July 1999); Executive Vice President of Peoples Heritage Financial Group, Inc. (commercial bank) (January 1999-July 1999); and Former President and Chief Executive Officer of SIS Bancorp. (1993-1999). Oversees 40 portfolios in the OppenheimerFunds complex.*

*     Includes two open-end investment companies: MassMutual Select Funds and MML Series Investment Fund. In accordance with the instructions for SEC Form N-1A, for purposes of this section only, MassMutual Select Funds and MML Series Investment Fund are included in the “Fund Complex.” The Manager does not consider MassMutual Select Funds and MML Series Investment Fund to be part of the OppenheimerFunds’ “Fund Complex” as that term may be otherwise interpreted.

Nominee for Interested Trustee

Name, Position(s) Held with Funds, Length of Service Age	Principal Occupation(s) During Past 5 Years; Other Trusteeships/Directorships Held by Trustee; Number of Portfolios in Fund Complex Currently Overseen by Trustee
William F. Glavin, Jr.,* Trustee, President and Principal Executive Officer since 2009 Age: 51

Chief Executive Officer and Director of the Manager (since January 2009); President of the Manager (since May 2009); Director of Oppenheimer Acquisition Corp. (“OAC”) (the Manager’s parent holding company) (since June 2009); Executive Vice President (March 2006 - February 2009) and Chief Operating Officer (July 2007 - February 2009) of Massachusetts Mutual Life Insurance Company (OAC's parent company); Director (May 2004 - March 2006) and Chief Operating Officer and Chief Compliance Officer (May 2004 - January 2005), President (January 2005 - March 2006) and Chief Executive Officer (June 2005 - March 2006) of Babson Capital Management LLC); Director (March 2005 - March 2006), President (May 2003 - March 2006) and Chief Compliance Officer (July 2005 - March 2006) of Babson Capital Securities, Inc. (a broker-dealer); President (May 2003 - March 2006) of Babson Investment Company, Inc.; Director (May 2004 - August 2006) of Babson Capital Europe Limited; Director (May 2004 - October 2006) of Babson Capital Guernsey Limited; Director (May 2004 - March 2006) of Babson Capital Management LLC; Non-Executive Director (March 2005 - March 2007) of Baring Asset Management Limited; Director (February 2005 - June 2006) Baring Pension Trustees Limited; Director and Treasurer (December 2003 - November 2006) of Charter Oak Capital Management, Inc.; Director (May 2006 -September 2006) of C.M. Benefit Insurance Company; Director (May 2008 -June 2009) and Executive Vice President (June 2007 -July 2009) of C.M. Life Insurance Company; President (March 2006 -May 2007) of MassMutual Assignment Company; Director (January 2005 -December 2006), Deputy Chairman (March 2005 -December 2006) and President (February 2005 -March 2005) of MassMutual Holdings (Bermuda) Limited; Director (May 2008 -June 2009) and Executive Vice President (June 2007 - July 2009) of MML Bay State Life Insurance Company; Chief Executive Officer and President (April 2007 -January 2009) of MML Distributors, LLC.; and Chairman (March 2006 -December 2008) and Chief Executive Officer (May 2007 -December 2008) of MML Investors Services, Inc. An officer of 94 portfolios in the OppenheimerFunds complex.

* Mr. Glavin is an “interested person” of the Fund because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager.

Compensation of Independent Trustees

The Independent Trustees receive compensation for their services as Trustees and as Committee members (if applicable) and are reimbursed for expenses incurred in connection with attending such Board and Committee meetings. Each Oppenheimer fund for which an Independent Trustee serves as a trustee, including the Fund, pays a share of these expenses.

The officers of the Fund and the Interested Trustee Nominee (Mr. Glavin), who is affiliated with the Manager, receive no salary or fee from the Fund. The total compensation from all the Oppenheimer funds represents compensation received for serving as a director, trustee or member of a committee (if applicable) of the Board of those funds during the fiscal year ended July 31, 2009. The compensation paid to each Independent Trustee Nominee is set forth below.

Name of Trustee and Other Fund Position(s) (as applicable)	Aggregate Compensation From the Fund(1) Fiscal year ended July 31, 2009	Total Compensation From the Fund and Fund Complex(2) Year ended December 31, 2009
William L. Armstrong Chairman of the Board and Governance Committee Member	$6,760	$267,000
George C. Bowen Audit Committee Chairman	$5,408	$214,800
Edward L. Cameron Audit Committee Member and Governance Committee Member	$4,507	$174,000
Jon S. Fossel Review Committee Member	$4,384	$174,000
Sam Freedman Review Committee Chairman	$5,183	$206,100
Richard Grabish Review Committee Member	$4,507	$32,410
Beverly Hamilton Review Committee Member and Governance Committee Member	$4,266(3)	$174,281
Robert J. Malone Governance Committee Chairman and Audit Committee Member	$4,637	$200,100
F. William Marshall, Jr. Audit Committee Member and Governance Committee Member	$4,507	$280,050(4)
1.	“Aggregate Compensation From the Fund” includes fees and deferred compensation, if any.

2.

In accordance with SEC regulations, for purposes of this section only, “Fund Complex” includes the Oppenheimer funds, the MassMutual Institutional Funds, the MassMutual Select Funds and the MML Series Investment Fund, the investment adviser for which is the indirect parent company of the Fund’s Manager. The Manager also serves as the Sub-Advisor to the following: MassMutual Premier International Equity Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund, and MassMutual Premier Global Fund. The Manager does not consider MassMutual Institutional Funds, MassMutual Select Funds and MML Series Investment Fund to be part of the OppenheimerFunds’ “Fund Complex” as that term may be otherwise interpreted.

3.	Includes $4,266 deferred by Ms. Hamilton under the “Deferred Compensation Plan” described below.

4.     Includes $123,750 compensation paid to Mr. Marshall for serving as a Trustee for MassMutual Select Funds and MML Series Investment Fund.

Compensation Deferral Plan for Trustees

The Board has adopted a Compensation Deferral Plan (the “Plan”) for Independent Trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the funds they oversee. Under the Plans, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee. The amount paid to the Trustee under the Plans will be determined based upon the performance of the selected funds.

Deferral of a Trustee’s fees under the Plans will not materially affect the Fund’s assets, liabilities and net income per share. The Plans will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an order issued by the SEC, the Fund may invest in the funds selected by the Trustee under the Plans without shareholder approval for the limited purpose of determining the value of the Trustee’s deferred fee account.

As of February 26, 2010, the Trustees, Nominees and officers, individually and as a group, beneficially owned less than 1% of the outstanding shares of the Fund. The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent Trustee (including his or her family members) does not own securities of either the Manager or OppenheimerFunds Distributor, Inc. (the “Distributor” of the Funds) or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

The dollar ranges of securities beneficially owned in the Fund by the Independent Trustee Nominees and in the Oppenheimer family of funds, as of December 31, 2009, are as follows:

Name of Independent Trustee Nominee	Dollar Range of Equity Securities Owned in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be overseen by Trustee Nominee in Oppenheimer Family of Investment Companies
Mr. Armstrong	None	Over $100,000
Mr. Bowen	None	Over $100,000
Mr. Cameron	None	Over $100,000
Mr. Fossel	None	Over $100,000
Mr. Freedman	None	Over $100,000
Mr. Grabish	None	Over $100,000
Ms. Hamilton	None	Over$100,000
Mr. Malone	None	Over $100,000
Mr. Marshall	None	Over $100,000

Committees of the Board of Trustees

The Board has three standing committees: a Governance Committee, a Review Committee and an Audit Committee.

Governance Committee. The members of the Governance Committee are Robert J. Malone (Chairman), William L. Armstrong, Edward L. Cameron, Beverly L. Hamilton and F. William Marshall, Jr., all of whom are Independent Trustees. The Committee held 3 meetings during the calendar year ended December 31, 2009. The Governance Committee has adopted a charter setting forth its duties and responsibilities. Among other duties, the Governance Committee reviews and oversees the Fund’s governance guidelines, the adequacy of the Fund’s Code of Ethics and the nomination of Trustees, including Independent Trustees. The Governance Committee has adopted a process for shareholder submission of nominees for board positions. Shareholders may submit names of individuals, accompanied by complete and properly supported resumes, for the Governance Committee’s consideration by mailing such information to the Governance Committee in care of the Fund. The Governance Committee may consider such persons at such time as it meets to consider possible nominees. The Governance Committee, however, reserves sole discretion to determine which candidates for Trustees and Independent Trustees it will recommend to the Board and/or shareholders and it may identify candidates other than those submitted by shareholders. The Governance Committee may, but need not, consider the advice and recommendation of the Manager and/or its affiliates in selecting nominees. The full Board elects new Trustees except for those instances when a shareholder vote is required.

Shareholders who desire to communicate with the Board should address correspondence to the Board or an individual Board member and may submit their correspondence electronically at www.oppenheimerfunds.com under the caption “contact us” or by mail to the Fund at the address below.

Review Committee. The members of the Review Committee are Sam Freedman (Chairman), Jon S. Fossel, Richard F. Grabish and Beverly L. Hamilton, all of whom are Independent Trustees. The Committee held 5 meetings during the calendar year ended December 31, 2009. The Review Committee has adopted a charter setting forth its duties and responsibilities. Among other duties, the Review Committee reviews reports and makes recommendations to the Board concerning the fees paid to the Fund’s transfer agent and the Manager and the services provided to the Fund’s by the transfer agent and the Manager. The Review Committee also reviews the adequacy of the Fund’s Code of Ethics, the Fund’s investment performance as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act and other applicable law.

Audit Committee. The Audit Committee is comprised solely of Independent Trustees. George C. Bowen is Chairman of the Board’s Audit Committee. Edward L. Cameron, Robert J. Malone and F. William Marshall, Jr. are members of the Board’s Audit Committee. The Audit Committee held 5 meetings during the calendar year ended December 31, 2009.

The Audit Committee furnishes the Board with recommendations regarding the selection of the Fund’s independent registered public accounting firm (also referred to as the “Independent Auditors”). The Audit Committee has adopted a charter setting forth its duties and responsibilities. Among other duties, the Audit Committee reviews: (i)  the scope and results of financial statement audits and the audit fees charged; (ii)  reports from the Fund’s Independent Auditors regarding the Fund’s internal accounting procedures and controls; (iii)  reports from the Manager’s Internal Audit Department; (iv) certain reports from and meet periodically with the Fund’s Chief Compliance Officer; (v) maintains a separate line of communication between the Fund’s Independent Auditors and the Independent Trustees; (vi)  the independence of the Fund’s Independent Auditors; and (vii) pre-approves the provision of any audit or non-audit services by the Independent Auditors, including tax services, that are not prohibited by the Sarbanes-Oxley Act, to the Fund, the Manager and certain affiliates of the Manager.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with the Manager and the Independent Auditors. The Audit Committee has also discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees), as currently in effect. The Audit Committee also received the written disclosures and the letter from the Independent Auditors required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and has discussed the independence of the Independent Auditors with the Independent Auditors.

The members of the Fund’s Audit Committee are not full-time employees of the Fund and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s Independent Auditors are in fact "independent."

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements of the Fund be included in the Fund’s annual report to shareholders for the Fund’s most recent fiscal year.

George C. Bowen is Chairman of the Board’s Audit Committee and Edward L. Cameron, Robert J. Malone and F. William Marshall, Jr. are members of the Board’s Audit Committee.

Independent Registered Public Accounting Firm Fees and Services

KPMG LLP (“KPMG”) serves as the Fund’s Independent Registered Public Accounting Firm for the Fund’s current fiscal year. Deloitte & Touche LLP (“Deloitte & Touche”) served as the Fund’s Independent Registered Public Accounting Firm for the 2008 fiscal year.

At a meeting held on August 20, 2008, the Board determined to no longer retain Deloitte & Touche and appointed KPMG as the independent registered public accounting firm to the Fund for fiscal year 2009 effective at the conclusion of the Fund’s fiscal 2008 audit. During the 2008 fiscal year the audit reports of Deloitte & Touche did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Deloitte & Touche on accounting principles, financial statement disclosure or audit scope, which if not resolved to the satisfaction of Deloitte & Touche would have caused it to make reference to the disagreements in connection with its reports.

The following are the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees related to KPMG and Deloitte & Touche for the Fund’s fiscal years ended 2008 and 2009, respectively.

Audit Fees. Deloitte & Touche billed the Fund $50,450 for the Fund’s fiscal year ended 2008 and KPMG billed the Fund $50,200 for the Fund’s fiscal year ended 2009, for professional services for the audit of the Fund’s annual financial statements that were normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees are for assurance and related services that are reasonably related to the performance of the auditor of the Fund’s financial statements and are not reported under the prior category. Audit-related fees include, among others: agreed upon procedures, internal control reviews and consultation concerning financial accounting and reporting standards. Deloitte & Touche billed $1,342 for the Fund’s fiscal year ended 2008 and KPMG billed $2,632 for the Fund’s fiscal year ended 2009 with respect to such audit-related fees for the Fund. KPMG billed $271,540 in fiscal 2009 and $250,000 in fiscal 2008 to the Manager or any entity controlling, controlled by, or under common control with the Manager that provides ongoing services to the Fund.

Tax Fees. Tax Fees include tax compliance, tax planning and tax advice. Tax compliance generally involves preparation of original and amended tax returns, claims for a refund and tax payment-planning services. Tax planning and tax advice include assistance with tax audits and appeals, tax advice related to mergers and acquisitions and requests for rulings or technical advice from taxing authorities.

KPMG billed the Fund $7,426 in the Fund’s fiscal year ended 2009. Deloitte & Touche did not bill any such amounts in the Fund’s fiscal years ended 2008. KPMG billed no such fees during the last two fiscal years to the Manager or any entity controlling, controlled by, or under common control with the Manager that provides ongoing services to the registrant.

All Other Fees. All other fees include products and services provided by the principal accountants other than the services reported under the prior three categories. Deloitte & Touche and KPMG did not bill any such fees to the Fund in the Fund’s fiscal years ended 2008 or 2009, respectively.

During its regularly scheduled periodic meetings, the Fund’s Audit Committee pre-approves all audit, audit-related, tax and other services to be provided by the principal accountants of the Fund.

The Audit Committee has delegated pre-approval authority to the respective Chairmen for any subsequent new engagements that arise between regularly scheduled meeting dates provided that any fees so pre-approved are presented to the Audit Committee at its next regularly scheduled meeting.

Pre-approval of non-audit services may be waived provided that: 1) the aggregate amount of all such services provided constitutes no more than 5% of the total amount of fees paid by the Fund to its principal accountant during the Fund’s fiscal year in which services are provided; 2) such services were not recognized by the Fund at the time of engagement as non-audit services; and 3) such services are promptly brought to the attention of the Audit Committee of the Fund and approved prior to the completion of the audit. All services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Fund’s current Audit Committee.

Deloitte & Touche billed $1,342 and KPMG billed $250,000 in the Fund’s fiscal year ended 2008 in aggregate non-audit amounts to the Fund or the Manager or any entity controlling, controlled by, or under common control with the Manager that provided ongoing services to the Fund. KPMG billed $281,598 in the Fund’s fiscal year ended 2009 in aggregate non-audit amounts to the Fund or the Manager or any entity controlling, controlled by, or under common control with the Manager that provided ongoing services to the Fund. Those billings did not include any prohibited non-audit services as defined by the Securities Exchange Act of 1934.

The Fund’s Audit Committee has considered whether the provision of non-audit services that were rendered to the Manager, and any entity controlling, controlled by, or under common control with the Manager that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X was compatible with maintaining KPMG’s independence. No such services were rendered.

Representatives of KPMG are not expected to be present at the Meeting but can be made available should any matter arise requiring their presence.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE AS TRUSTEE OF THE FUND.

*     *     *     *     *     *

PROPOSAL 2: TO APPROVE THE CONVERSION OF THE FUND FROM A CLOSED-END INVESTMENT COMPANY TO AN OPEN-END INVESTMENT COMPANY

     At a meeting held February 24, 2010, the Board of Trustees considered and unanimously approved a recommendation of the Manager to submit to shareholders a proposal to convert the Fund from a closed-end investment company to an open-end investment company (the “Conversion”). Shareholders of the Fund are now being asked to consider the Conversion. If the Conversion proposal is approved by shareholders, the Fund will thereafter be converted to an open-end investment company; provided, however, that a registration statement under the Securities Act of 1933, as amended, must first become effective.

Background of the Conversion Proposal.  When the Fund was organized in 1999, the closed-end format was deemed to be the most appropriate to achieve the Fund’s investment objective which emphasized investments in senior floating rate loans. In light of changes in the market, the Manager believes that the Fund could experience significant growth without impeding the Manager’s ability to identify and select securities for the Fund’s portfolio. In addition, the Manager believed that the closed-end format would regulate the flow of purchases and redemptions of Fund shares resulting in a more stable amount of Fund assets.  In light of changes in the market, the Manager believes that the Fund can support daily redemptions without impeding the Manager’s ability to achieve the Fund’s investment objective. Accordingly, the Manager and the Board believe that open-ending the Fund is appropriate without any changes in the Fund’s investment strategy, and (as discussed below) believe that enhanced liquidity for shareholders and potential growth through sales of new shares would be in the best interest of all shareholders.  Notwithstanding the foregoing, the Fund’s Board reserves the right after open-ending to close the Fund to new investors and/or to curtail additional share purchases by existing shareholders if it believes the Fund has become too large to effectively implement the Fund’s investment strategy.

Since inception, the Fund has provided liquidity to its shareholders by periodically offering to buy back a stated portion of its shares. More recently, however, many of the funds that are gaining the most sales and flows are those that offer daily liquidity. Interval funds such as the Fund are generally not offered on mutual fund wrap platforms. The Manager and the Board believe that if the Conversion proposal is approved it will open the Fund to the potential of greater sales and may help grow the Fund’s asset base.

With $1.4 billion in assets, the Fund has about a 4.3% market share of its $33.6 billion peer-group category. However, of the smaller subset of closed-end interval funds, the Fund has a 24.6% market share of this $5.5 billion subset. The Manager and the Board believe that, given the success of the Fund within this peer-group subset, passage of the Conversion proposal would allow the Fund to compete on more equal footing with the open-end funds in the broader peer-group category with respect to platform slots and its overall market share. While there may be some initial negative flows associated with the lifting of redemption restrictions we believe these will be more than offset by new sales given the new open-end structure. The average repurchase offer rate for the prior four repurchase offers was 6.38%.

At its February 24 meeting, the Board determined that open-ending the Fund would confer benefits on the Fund’s shareholders that outweigh any possible detriments.  In reaching its conclusions, the Board considered a number of factors discussed above, including the Fund’s size, the purchase and repurchase activity and the Fund’s prospects for growth.  The Board also considered that, while conversion to an open-end structure might result in some initial redemptions of shares, over the longer-term conversion could create an opportunity to achieve the benefits associated with greater asset size through sales of Fund shares, including lower expenses, as the expenses of the Fund are spread over a larger asset base, and the potential for more recognition of the Fund in the marketplace.  Finally, the Board determined that the benefits to shareholders of daily liquidity and potential for growth of the Fund through sales could be expected to outweigh any potential drawbacks resulting from open-ending the Fund.

Management Following the Conversion.  The Board believes that conversion of the Fund to an open-end investment company will permit the continued operation of the Fund in accordance with its investment objective while providing shareholders with the ability to redeem their shares on a daily basis at net asset value.  The Manager does not anticipate that the Conversion would require any material portfolio restructuring either to enable the Fund to operate as an open-end investment company or to meet potential redemption requests following the Conversion.

DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES

Some of the legal and practical differences between operation of the Fund as a closed-end and an open-end investment company are as follows:

(a)     Disposition of Shares.  Certain closed-end investment companies such as the Fund make periodic tender offers to repurchase a portion of their shares. Upon conversion of the Fund into an open-end investment company, shareholders who wish to realize the value of their shares would be able to do so by redeeming at net asset value, which would rise or fall based upon the performance of the Fund’s investment portfolio.

(b)     Portfolio Management.  Unlike open-end funds, closed-end interval funds are not subject to the same pressures to sell portfolio securities at disadvantageous times in order to meet net redemptions.  Most open-end funds maintain adequate reserves of cash or liquid investments in order to meet net redemptions as they arise.  Because closed-end interval funds do not have to meet redemptions on a daily basis, their cash reserves can be substantial or minimal, depending primarily on management’s perception of market conditions.  The larger reserves of cash or liquid investments required to operate prudently as an open-end fund when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities.  The Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or liquid investments to cover unexpected redemption requests, resulting in an increase in transaction costs and portfolio turnover.  Nevertheless, the Manager does not expect significant changes in the Fund’s investment policies or procedures as a result of open-ending.

(c)     Illiquid Securities.  Other than in connection with a repurchase offer, a closed-end interval fund has no limit with respect to holdings of illiquid securities. Generally, an open-end investment company is not permitted to invest more than 15% of its net assets in securities that are not readily marketable. Pursuant to the Conversion, the Fund would be subject to a 15% limit on investments in illiquid securities. By virtue of its ability as a closed-end fund to purchase and hold illiquid securities without limit, it is possible that investments in securities that could be deemed to be “illiquid” may account for more than 15% of the Fund’s net assets at time of Conversion. If the Fund holds over 15% of its net assets in illiquid securities at the time of Conversion, the Fund will not be required to sell any of those positions to reduce its illiquid holdings; however, the Fund will not be able to purchase additional illiquid securities until less than 15% of its net assets are illiquid. The Manager will monitor the Fund’s holdings to determine whether to dispose of illiquid holdings at opportune times or whether other steps are required in order to maintain the redeemability of the Fund’s shares. The Manager has procedures for determining and monitoring illiquid securities, which are employed in assessing the percentage of illiquid securities held by the Fund.

(d)     Senior Securities and Borrowings.  The Investment Company Act prohibits open-end funds from issuing “senior securities” representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is an asset coverage of at least 300% for all borrowings.  Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met.  In addition, closed-end investment companies may issue preferred stock, whereas open-end investment companies may not issue preferred stock.  This greater ability to issue senior securities may give closed-end investment companies more flexibility than open-end funds in “leveraging” their investments.  The Fund’s fundamental investment restrictions prohibit the Fund from issuing any senior securities except as permitted under the Investment Company Act and from borrowing money in excess of 33 1/3% of the value of its total assets at the time of its borrowings. Pursuant to the Conversion, the Fund would be subject to limits on the issuance of senior securities and borrowing that apply to open-end investment companies under the Investment Company Act.

(e)     Qualification as a Regulated Investment Company.  The Fund intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), after conversion to open-end form.  Such qualification will allow the Fund to continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that are distributed to shareholders.  The Manager anticipates that the Fund would continue to be able to meet this requirement after the conversion.  No assurance exists, however, that this requirement would be met under all possible circumstances, particularly if the Fund faces unexpectedly large net redemptions or large influxes of cash followed within a short time by significant redemptions.

(f)     Underwriting; Brokerage Commissions or Sales Charges on Purchases and Sales.  The Fund offers shares which may be subject to a sales charge, an early withdrawal charge when repurchased, and a distribution fee to compensate it, the Fund's distributor, and securities dealers for sales and marketing services. Shares of “load” open-end investment companies are normally offered and sold through selected financial intermediaries, which deduct a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, receive a distribution fee from the fund (called a Rule 12b-1 fee), or both, to compensate it and securities dealers for sales and marketing services.

      (g)      Shareholder Services.  Following Conversion, shares of the Fund may be exchanged for shares of certain other Oppenheimer funds at net asset value, less applicable sales charge per share at the time of exchange, without sales charge, and shares of the Fund can be purchased by exchange of same class shares of certain other Oppenheimer funds on the same basis. All shares of the Fund issued after the Conversion will be maintained in book-entry form by the Fund’s transfer agent.

      (h)     Capital Gains.  The treatment of capital gains required under the Internal Revenue Code of 1986, as amended (the “Code”) may be disadvantageous to non-redeeming shareholders of an open-end fund.  Although the Fund’s manager may be able to sell portfolio securities at a price that does not reflect a taxable gain in order to raise cash to satisfy redeeming shareholders, a mutual fund that is required to sell portfolio securities may realize a net capital gain if the fund’s basis in the portfolio securities sold is less than the sale price obtained.  The Code imposes both an income tax and an excise tax on a regulated investment company’s net capital gain (regardless of whether the fund is open-end or closed-end) unless the gain is distributed to the shareholders remaining in the fund at the time the capital gains are distributed. While, as noted, taxes on such gains are also imposed on closed-end funds, a closed-end fund does not face the possible need to sell appreciated securities in order to raise funds to meet redemption requests.

EFFECT OF CONVERSION ON THE FUND

In addition to the inherent characteristics of open-end investment companies described above, the Fund’s conversion to an open-end investment company would potentially have the consequences described below.

Portfolio Management.  As noted above, a closed-end investment company operates with a more stable capitalization while the capitalization of an open-end investment company fluctuates depending upon whether it experiences net sales or net redemptions of its shares each business day. To the extent that this is true, if the Fund were to convert to an open-end investment company, the Fund might be faced with a need to invest additional new monies near market highs and to sell portfolio securities in a falling market when it might otherwise wish to invest.  Because the Fund is a closed-end interval fund, however, the Fund currently is not subject to the same pressure to liquidate portfolio holdings at what may be inopportune times, and can manage its portfolio with a primary emphasis on long-term considerations.

Potential Increase in Expense Ratio and Decrease in Size From Redemptions.  Conversion to an open-end investment company might raise the possibility of the Fund incurring redemptions of shares, particularly in the period immediately following the conversion. Open-ending may result in immediate, substantial redemptions and, hence, a marked reduction in the size of the Fund, although this result eventually could be offset by new sales of shares and reinvestment of dividends and capital gains distributions in shares of the Fund.  Unless the Fund benefited from the sales of new shares sufficient to offset such hypothetical redemptions or the performance of the Fund’s investments was sufficiently favorable to offset net redemptions, the size of the Fund could possibly shrink.   An asset base of decreased size could produce less income and lower gains per share, than are currently being produced.  Accordingly, the Fund’s ratio of operating expenses to average net assets could increase substantially.  Significant net redemptions could also render the Fund an uneconomical venture by virtue of its diminished size.  In the event the Fund were to become too small to be considered economically viable, the Board might consider alternatives to continuing the Fund’s operations, ranging from a merger of the Fund with another investment company to liquidation of the Fund.  As explained above, open-ending also provides an opportunity for growth of the Fund through sales of new shares.

Possible Sales of Portfolio Securities.  If the Fund were to experience substantial redemptions of shares following its conversion to an open-end investment company, it is possible that it would not have sufficient cash reserves to fund such redemptions and therefore could be required to sell portfolio securities at inopportune times and incur increased transaction costs in order to raise cash to meet such redemptions.  In addition, the Fund could incur capital gains in connection with such transactions.

Conversion Costs.  The process of converting the Fund to an open-end investment company would involve legal and other one time expenses to the Fund, including the cost of preparing, printing and mailing the proxy ballot, notice of meeting, and this Proxy Statement and all other costs incurred with the solicitation of proxies the preparation of a registration statement under the Securities Act of 1933, and the payment of necessary fees with respect to such registration statement and the sale of shares in various states.  The Board of Trustees has agreed that these conversion expenses, which would be paid by the Fund and would result in a one-time increase in the Fund’s expenses, could be expected to total at least $230,000.  Because the Fund is unable to determine at this time the actual costs that would be involved, it is possible that the conversion expenses would be substantially higher.

Potential Benefits to the Fund’s Investment Manager.   The process of converting the Fund to an open-end investment company could potentially benefit the Fund’s Investment Manager.  The Investment Manager is currently paid a fee based on the total net assets of the Fund, and, if following the conversion, the Fund was able to sell more shares than it redeemed, that could increase its net assets and could increase the fees paid to the Manager.

ELIMINATION OF FUNDAMENTAL INVESTMENT POLICY REGARDING QUARTERLY REPURCHASES

Additionally, if the Conversion is approved, as part of the Conversion the following fundamental policies will be eliminated:

•	The Fund will make periodic Repurchase Offers, pursuant to Rule 23c-3 under the Investment Company Act (as that Rule may be amended from time to time).

•

Repurchase Offers shall be made at periodic intervals of three months between Repurchase Request Deadlines. The Repurchase Request Deadlines will be at the time on the regular business day (normally the last regular business day) in the months of January, April, July and October to be determined by the Fund’s Board of Trustees.

•

The Repurchase Pricing Date for a particular Repurchase Offer shall be not more than 14 days after the Repurchase Request Deadline for that Repurchase Offer. If that day is not a regular business day, then the Repurchase Pricing Date will be the following regular business day.

These policies would no longer be needed since shareholders can redeem shares on any business day rather than only during the repurchase offers. In the event that the Conversion is not approved, the fundamental policies listed above will remain intact.

INFORMATION REGARDING THE FUND

Officers of the Fund

Information is given below about the officers who are not Trustees of the Fund, including their business experience during the past five years. Each officer also holds the same position with other Oppenheimer funds in the OppenheimerFunds family of funds. The address for Messrs. Keffer and Zack is Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008. The address for Messrs. Vandehey, Welsh and Wixted and Ms. Hui is 6803 S. Tucson Way, Centennial, CO 80112-3924.

All officers serve at the pleasure of the Board. Each officer serves for an indefinite term or until his or her earlier resignation, retirement, death or removal.

Name, Position(s) Held with the Fund, Length of Service, Age	Principal Occupation(s) During Past 5 Years
Thomas W. Keffer, Vice President and Chief Business Officer since 2009 Age: 54

Senior Vice President of the Manager (since March 1997); Director of Investment Brand Management (since November 1997); Senior Vice President of OppenheimerFunds Distributor, Inc. (since December 1997). An officer of 94 portfolios in the OppenheimerFunds complex.

Mark S. Vandehey, Vice President and Chief Compliance Officer since 2004 Age: 59

Senior Vice President and Chief Compliance Officer of the Manager (since March 2004); Chief Compliance Officer of OppenheimerFunds Distributor, Inc., Centennial Asset Management and Shareholder Services, Inc. (since March 2004); Vice President of OppenheimerFunds Distributor, Inc., Centennial Asset Management Corporation and Shareholder Services, Inc. (since June 1983); Former Vice President and Director of Internal Audit of the Manager (1997-February 2004). An officer of 94 portfolios in the OppenheimerFunds complex.

Brian W. Wixted, Treasurer and Principal Financial & Accounting Officer since 1999 Age: 50

Senior Vice President of the Manager (since March 1999); Treasurer of the Manager and the following: HarbourView Asset Management Corporation, Shareholder Financial Services, Inc., Shareholder Services, Inc., Oppenheimer Real Asset Management, Inc. and Oppenheimer Partnership Holdings, Inc. (March 1999-June 2008), OFI Private Investments, Inc. (March 2000-June 2008), OppenheimerFunds International Ltd. and OppenheimerFunds plc (since May 2000), OFI Institutional Asset Management, Inc. (since November 2000), and OppenheimerFunds Legacy Program (charitable trust program established by the Manager) (since June 2003); Treasurer and Chief Financial Officer of OFI Trust Company (trust company subsidiary of the Manager) (since May 2000); Assistant Treasurer of the following: OAC (March 1999-June 2008), Centennial Asset Management Corporation (March 1999-October 2003) and OppenheimerFunds Legacy Program (April 2000-June 2003). An officer of 94 portfolios in the OppenheimerFunds complex.

Robert G. Zack, Vice President and Secretary since 2001 Age: 61

Executive Vice President (since January 2004) and General Counsel (since March 2002) of the Manager; General Counsel and Director of the Distributor (since December 2001); General Counsel of Centennial Asset Management Corporation (since December 2001); Senior Vice President and General Counsel of HarbourView Asset Management Corporation (since December 2001); Secretary and General Counsel of OAC (since November 2001); Assistant Secretary (since September 1997) and Director (since November 2001) of OppenheimerFunds International Ltd. and OppenheimerFunds plc; Vice President and Director of Oppenheimer Partnership Holdings, Inc. (since December 2002); Director of Oppenheimer Real Asset Management, Inc. (since November 2001); Senior Vice President, General Counsel and Director of Shareholder Financial Services, Inc. and Shareholder Services, Inc. (since December 2001); Senior Vice President, General Counsel and Director of OFI Private Investments, Inc. and OFI Trust Company (since November 2001); Vice President of OppenheimerFunds Legacy Program (since June 2003); Senior Vice President and General Counsel of OFI Institutional Asset Management, Inc. (since November 2001); Director of OppenheimerFunds International Distributor Limited (since December 2003); Senior Vice President (May 1985-December 2003). An officer of 94 portfolios in the OppenheimerFunds complex.

Joseph Welsh, Vice President and Portfolio Manager since 1999 Age: 45

Head of the Manager’s High Yield Corporate Debt Team since April 2009; Senior Vice President of the Manager (since May 2009); Vice President of the Manager (December 2000-April 2009) and of Harbour View Asset Management Corporation (since September 2002). An officer of 5 portfolios in the OppenheimerFunds complex.

Margaret Hui, Vice President and Portfolio Manager since 1999 Age: 50	Vice President of the Manager (since February 2005); formerly Assistant Vice President of the Manager (October 1999-January 2005). An officer of 2 portfolios in the OppenheimerFunds complex.

As of the close of business on the Record Date, February 26, 2010, the Fund had 81,386,726.231 Class A shares outstanding, 12,267,134.133 Class B shares outstanding, 91,856,897.477 Class C shares outstanding and 2,123,030.154 Class Y shares outstanding, totaling 187,633,787.995 shares outstanding. Each share has voting rights as stated in this Proxy Statement and is entitled to one vote for each share (and a fractional vote for a fractional share).

Section 16(a) Beneficial Ownership Reporting Compliance. The Fund is not aware of any outstanding report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 by any director or officer.

Beneficial Owners. Occasionally, the number of shares of a Fund held in “street name” accounts of various securities dealers for the benefit of their clients as well as the number of shares held by other shareholders of record may exceed 5% of the total shares outstanding. As of the Record Date, to the best of the knowledge of the Fund, the following shareholders owned of record, or beneficially owned, 5% or more of any class of the outstanding voting shares of the Fund:

Charles Schwab & Co. Inc. Special Custody Account for the Exclusive Benefit of Customers, Attn Mutual Funds, 101 Montgomery St. San Francisco, CA 94104-4122, which owned 5,321,418.483 Class A shares (6.52% of the Class A shares then outstanding).

Merrill Lynch Pierce Fenner & Smith, Inc. for the sole benefit of its customers, Attn Fund ADMN/#, 4800 Deer Lake Dr E Fl 3, Jacksonville, Fl 32246-6484, which owned 6,920,466.203 Class C shares 7.53% of the Class C shares then outstanding).

UBS WM USA, Omni Account M/F, Attn: Department Manager, 499 Washington Blvd Floor 9, Jersey City, NJ 07310-2055, which owned 5,621,967.975 Class C shares (6.12% of the Class C shares then outstanding).

Morgan Stanley & Co., Attn Mutual Funds Operations, Harborside Financial Center, Plaza II 3rd Floor, Jersey City, NJ 07311, which owned 5,315,679.890 Class C shares (5.78% of the Class C shares then outstanding).

Charles Schwab & Co. Inc. Special Custody Account for the Exclusive Benefit of Customers, Attn Mutual Funds, 101 Montgomery St. San Francisco, CA 94104-4122, which owned 573,928.281 Class Y shares (27.03% of the Class Y shares then outstanding).

NFS LLC FEBO Dennis M Hanson TTEE U/A 01/01/1989, 800 South Street Ste. 305, Walthem, MA 02453, which owned 496,377.033 Class Y shares (23.38% Class Y shares then outstanding).

LPL Financial, FBO: Customer Accounts, Attn: Mutual Fund Operations, P.O. Box 509046, San Diego, CA 92150-9046, which owned 389,483.321 Class Y shares (18.34% of the Class Y shares then outstanding).

CitiGroup Global Markets, Inc., Attn Cindy Tempesta, 7th Floor, 333 West 34th Street, New York, NY 10001-2483, which owned 136,577.020 Class Y shares (6.43% of the Class Y shares then outstanding).

The Manager, the Distributor and Transfer Agent. Subject to the authority of the Board, OppenheimerFunds, Inc. (the “Manager”) is responsible for the day-to-day management of the Fund’s business pursuant to its investment advisory agreement with the Fund.

OppenheimerFunds Distributor, Inc. (the “Distributor”), a wholly owned subsidiary of the Manager, is the general distributor of the Fund’s shares. The Manager and the Distributor are located at Two World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008. OppenheimerFunds Services, a division of the Manager, located at 6803 South Tucson Way, Centennial, CO 80112, serves as the transfer and shareholder servicing agent (the “Transfer Agent”) for the Fund.

The Manager (including affiliates and subsidiaries) managed more than ninety funds with nearly six million shareholder accounts as of December 31, 2009. The Manager is a wholly-owned subsidiary of Oppenheimer Acquisition Corp. (“OAC”), a holding company controlled by Massachusetts Mutual Life Insurance Company (“MassMutual”). OAC also is located at Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008. MassMutual is located at 1295 State Street, Springfield, MA 01111. OAC acquired the Manager on October 22, 1990. MassMutual has engaged in the life insurance business since 1851.

MORE ON PROXY VOTING AND THE MEETING

General information about Voting. Each share of the Fund is entitled to cast one vote, and fractional shares are entitled to a proportionate fractional vote.

Proxy Statement Costs. The cost of preparing, printing and mailing the proxy ballot, notice of meeting, and this Proxy Statement and all other costs incurred with the solicitation of proxies will be paid by the Fund.

Solicitation of Proxies. Officers of the Fund or officers and employees of the Transfer Agent, without extra compensation, may conduct solicitations personally, by mail, by telephone, or by any other electronic means available.

Proxies also may be solicited by a proxy solicitation firm hired at the Fund’s expense to assist in the solicitation of proxies. It is estimated that the aggregate cost of engaging a proxy solicitation firm would be less than $125,000. Brokers, banks and other fiduciaries may be required to forward soliciting material to their principals on behalf of the Fund and to obtain authorization for the execution of proxies. For those services, they will be reimbursed by the Fund for their expenses to the extent the Fund would have directly borne those expenses.

Currently, if the Fund determines to retain the services of a proxy solicitation firm, the Fund anticipates retaining The Altman Group. Any proxy solicitation firm engaged by the Fund, among other things, will be: (i) required to maintain the confidentiality of all shareholder information; (ii) prohibited from selling or otherwise disclosing shareholder information to any third party; and (iii) required to comply with applicable telemarketing laws.

If the Fund does engage a proxy solicitation firm, as the Meeting Date approaches, certain shareholders may receive telephone calls from a representative of the solicitation firm if their vote has not yet been received. Authorization to permit the solicitation firm to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. These procedures have been designed to reasonably ensure that the identity of the shareholder providing voting instructions is accurately determined and that the voting instructions of the shareholder are accurately recorded.

In all cases where a telephonic proxy is solicited, the solicitation firm representative is required to ask for each shareholder’s full name, address, title (if the shareholder is authorized to act on behalf of an entity, such as a corporation) and to confirm that the shareholder has received the Proxy Statement and ballot in the mail. If the information solicited agrees with the information provided to the solicitation firm, the solicitation firm representative has the responsibility to explain the process, read the proposal listed on the proxy ballot, and ask for the shareholder’s instructions on such proposal. The solicitation firm representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote. The solicitation firm representative may read any recommendation set forth in the Proxy Statement. The solicitation firm representative will record the shareholder’s instructions. Within 72 hours, the shareholder will be sent a confirmation of his or her vote asking the shareholder to call the solicitation firm immediately if his or her instructions are not correctly reflected in the confirmation.

If a shareholder wishes to participate in the Meeting, but does not wish to give his or her proxy telephonically, the shareholder may still submit the proxy ballot originally sent with the Proxy Statement in the postage paid envelope provided, via the Internet or attend in person. Should shareholders require additional information regarding the proxy ballot or a replacement proxy ballot, they may contact us toll-free at 1-800-331-5908. Any proxy given by a shareholder, whether in writing, by telephone or via the Internet, is revocable as described below under the paragraph titled “Revoking a Proxy.”

How are Shares Voted? You also may vote your shares via the Internet or by telephone by following the instructions on the attached proxy ballot(s) and accompanying materials. Please take a few moments to complete your proxy ballot promptly. You may vote your shares by completing and signing the enclosed proxy ballot(s) and mailing the proxy ballot(s) in the postage paid envelope provided. You also may vote your shares via the Internet or by telephone by following the instructions on the attached proxy ballot(s) and accompanying materials.

You also may cast your vote by attending the Meeting in person if you are a record owner. Beneficial owners of street account shares cannot vote at the meeting. Only record owners may vote at the meeting.

Internet Voting. You may also vote over the Internet by following the instructions in the enclosed materials. You will be prompted to enter the control number on the enclosed proxy ballot. Follow the instructions on the screen, using your proxy ballot as a guide.

Telephone Voting. The Fund has arranged to have votes recorded by telephone. Please have the proxy ballot in hand and call the number on the enclosed materials and follow the instructions. After a shareholder provides his or her voting instructions, those instructions are read back to the shareholder and the shareholder must confirm his or her voting instructions before disconnecting the telephone call. The voting procedures used in connection with telephone voting are designed to reasonably authenticate the identity of shareholders, to permit shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded.

Voting by Proxy Ballot. The individuals named as proxies on the proxy ballots (or their substitutes) will vote according to your directions if your proxy ballot is received and properly executed, or in accordance with the instructions you provide if you vote by telephone, Internet or mail.

With respect to Nominees for Trustees, you may direct the proxy holders to vote your shares “FOR ALL” Trustees or “FOR ALL EXCEPT” certain Trustees for whom you choose to withhold authority to vote, or you may direct the proxy holders to “WITHHOLD AUTHORITY FOR ALL” Trustees, in each case by checking the appropriate boxes.

If you properly execute and return a proxy ballot but fail to indicate how the votes should be cast, the proxy ballot will be voted FOR Proposal 1 (the Conversion) and in favor of the election of each of the Nominees for Trustee named in this Proxy Statement.

Revoking a Proxy. You may revoke a previously granted proxy at any time before it is exercised by (1) delivering a written notice to the Fund expressly revoking your proxy, (2) signing and forwarding to the Fund a later-dated proxy, or (3) telephone or Internet or (4) attending the Meeting and casting your votes in person if you are a record owner. Granted proxies typically will be voted at the final meeting, but may be voted at an adjourned meeting if appropriate. Please be advised that the deadline for revoking your proxy by telephone or the internet is 3:00 P.M. (ET) on the last business day before the Meeting.

Quorum. The presence of a majority of the Fund’s shares outstanding and entitled to vote entitled to vote constitutes a quorum for the Meeting. For purposes of determining whether the required quorum exists for the Meeting, shares over which broker-dealers have discretionary voting power and shares whose proxies reflect an abstention on the proposal are all counted as shares present and entitled to vote.

In the event a quorum is not present, sufficient votes in favor of the proposal is not received by the date of the Meeting, or for other reasons, the persons named in the enclosed proxy (or their substitutes) may propose and approve one or more adjournments of the Meeting to permit further solicitation of proxies. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies on the proxy ballots (or their substitutes) will vote the shares present in person or by proxy (including broker non-votes and abstentions) in favor of such an adjournment if they determine additional solicitation is warranted and in the interests of the Fund’s shareholders. A vote may be taken on a proposal in this Proxy Statement prior to any such adjournment if a quorum is present, sufficient votes for its approval have been received and it is otherwise appropriate.

Required Vote.

Proposal 1:     Election of Trustees

The Nominees must receive a plurality of the votes cast, which means that the ten nominees receiving the highest number of affirmative votes cast at the Meeting will be elected.

Proposal 2:     Conversion to open-end Fund, including in connection therewith the elimination of certain fundamental investment policies regarding quarterly repurchases.

The affirmative vote of the holders of a majority (as that term is defined in the Investment Company Act) of the shares of the Fund outstanding and entitled to vote is necessary to approve the Conversion. Under the Investment Company Act, such a “majority” vote is defined as the vote of the holders of the lesser of 67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or more than 50% of the outstanding shares.

Voting By Broker-Dealers. The Fund expects that, before the Meeting, broker-dealer firms holdings shares of the Fund in “street name” for their customers will request voting instructions from their customers and beneficial owners.  If these instructions are not received by the date specified in the broker-dealer firms’ proxy solicitation materials, it is expected that broker-dealers may vote on Proposal 1, the election of Trustees, on behalf of their customers and beneficial owners.  Certain broker-dealers may exercise discretion over shares held in their name for which no instructions are received by voting these shares in the same proportion as they vote shares for which they received instructions.

Broker-dealers are not expected to have authority to vote shares for which they have not received instructions from their customers and beneficial owners on Proposal 2 (the Conversion).  This may result in a “broker non-vote” which is deemed to exist when a proxy received from a broker indicates that the broker does not have discretionary authority to vote the shares on a matter.  Broker non-votes are treated as votes present at the Meeting, but will not be treated as votes cast for Proposal 2, and therefore may have the same effect as a vote “against” Proposal 2.

Voting by the Trustee for OppenheimerFunds-Sponsored Retirement Plans. Shares held in OppenheimerFunds-sponsored retirement accounts for which votes are not received as of the last business day before the Meeting Date will be voted by the trustee for such accounts in the same proportion as shares for which voting instructions from the Fund’s other shareholders have been timely received.

OTHER MATTERS

The Trustees do not intend to bring any matters before the Meeting other than the Proposal described in this Proxy Statement and the Trustees and the Manager are not aware of any other matters to be brought before the Meeting by others. Because matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment or adjournments thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy (or their substitutes) to vote the proxy in accordance with their judgment on such matters.

Shareholder Proposals. The Fund is not required and does not intend to hold shareholder meetings on a regular basis. Special meetings of shareholders may be called from time to time by either the Fund or the shareholders (for certain matters and under special conditions described in the Fund’s Statement of Additional Information). Under the proxy rules of the SEC, shareholder proposals that meet certain conditions may be included in a fund’s proxy statement for a particular meeting. Those rules currently require that for future meetings, the shareholder must be a record or beneficial owner of Fund shares either (i) with a value of at least $2,000 or (ii) in an amount representing at least 1% of the fund’s securities to be voted, at the time the proposal is submitted and for one year prior thereto, and must continue to own such shares through the date on which the meeting is held. Another requirement relates to the timely receipt by a Fund of any such proposal. Under those rules, a proposal must have been submitted a reasonable time before the Fund began to print and mail this Proxy Statement in order to be included in this Proxy Statement. A proposal submitted for inclusion in a Fund’s proxy material for the next special meeting after the meeting to which this Proxy Statement relates must be received by the Fund a reasonable time before the Fund begins to print and mail the proxy materials for that meeting. Notice of shareholder proposals to be presented at the Meeting must have been received within a reasonable time before the Fund began to mail this Proxy Statement. The fact that the Fund receives a proposal from a qualified shareholder in a timely manner does not ensure its inclusion in the proxy material because there are other requirements under the proxy rules for such inclusion.

Shareholder Communications to the Board. Shareholders who desire to communicate generally with the Board should address their correspondence to the Board of Trustees and may submit their correspondence by mail to the Fund at 6803 South Tucson Way, Centennial, CO 80112, attention Secretary of the Fund; and if the correspondence is intended for a particular Trustee, the shareholder should so indicate. The Board members are not expected to attend the Meeting.

Reports to Shareholders and Financial Statements. The Annual Report to Shareholders of the Fund, including financial statements of the Fund, has previously been sent to shareholders. Upon request, each Fund’s most recent annual and subsequent semi-annual report (when available) is available at no cost. To request a report, please call 1-800-225-5677 (1-800-CALL-OPP); visit our website at www.oppenheimerfunds.com ; or write to the Fund at OppenheimerFunds Services, P.O. Box 5270, Denver, CO 80217-5270.

To avoid sending duplicate copies of materials to households, the Fund mails only one copy of each report to shareholders having the same last name and address on the Fund’s records. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expenses.

If you want to receive multiple copies of these materials or request householding in the future, you may call the Transfer Agent at 1-800-225-5677 (1-800-CALL-OPP). You may also notify the transfer agent in writing at OppenheimerFunds Services, P.O. Box 5270, Denver, CO 80217-5270. Individual copies of prospectuses and reports will be sent to you within 30 days after the Transfer Agent receives your request to stop householding.

                                             PROXY CARD

OPPENHEIMER SENIOR FLOATING RATE FUND
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2010

The undersigned, revoking prior proxies, hereby appoints Brian Wixted, Stephanie Bullington, and Kathleen Ives, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Oppenheimer Senior Floating Rate Fund (the “Fund”) to be held at 6803 South Tucson Way, Centennial, Colorado, 80112, on May 21, 2010, at 1:00 P.M. Mountain Time, or at any adjournment thereof, upon the proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the proposals (set forth on the reverse side of this proxy card) have been proposed by the Board of Trustees.

When properly executed, this proxy will be voted as indicated on the reverse side or “FOR” the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holder’s best judgment as to any other matters that may arise at the Special Meeting.

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

______________________________________________

Signature                    Date

__________________________________________________________

Signature (if held jointly)               Date

__________________________________________
Title if a corporation, partnership or other entity

[OBJECT OMITTED]

▲ FOLD HERE ▲

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Three simple methods to vote your proxy:

1. Internet:

Log on to www.proxyonline.com. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number found in the box at the right at the time you execute your vote.

Control Number:
2. Touchtone Phone:	Simply dial toll-free 1-866-458-9856 and follow the automated instructions. Please have this proxy card available at the time of the call.
3. Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

If you would like another copy of the proxy material, they are available at www.proxyonline.com . You will need your control number above to log in.

TAGID: “TAG ID”                                                   CUSIP: “CUSIP”

PROXY CARD

OPPENHEIMER SENIOR FLOATING RATE FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2010

The Board of TRUSTEES unanimously recommends a vote for PROPOSAL 1 AND FOR ALL NOMINEES in proposal 2.

PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE. xx

1. Proposal: To elect ten Trustees for the Fund:
NOMINEES:				FOR ALL (NOMINEES)	WITHHOLD FROM ALL (NOMINEES)
(01) William L. Armstrong	(05) Sam Freedman	(09) F. William Marshall, Jr.		□	□
(02) George C. Bowen	(06) Richard F. Grabish	(10) William F. Glavin, Jr.
(03) Edward L. Cameron	(07) Beverly L. Hamilton
(04) Jon S. Fossel	(08) Robert J. Malone

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

			FOR	AGAINST	ABSTAIN

2. Proposal: To approve the conversion of the Fund from a closed-end investment company to an open-end investment company, including in connection therewith the elimination of certain fundamental investment policies regarding quarterly repurchases.

			□	□	□

YOU CAN VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL. PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

YOUR VOTE IS IMPORTANT.
WE URGE YOU TO VOTE PROMPTLY.

5